Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Record Fourth-Quarter
and Full-Year Earnings Per Share

Fourth-Quarter Highlights

•
Total Client Assets of $176.1 billion
•
Long-term gross flows of $6.6 billion
•
Long-term net flows of ($1.7) billion
•
GAAP operating margin of 48.1%
•
GAAP net income per diluted share of $1.17
•
Adjusted EBITDA margin of 54.0%
•
Adjusted net income with tax benefit per diluted share of $1.45
•
Board authorizes 7% increase in regular quarterly cash dividend to $0.47
•
New $200 million share repurchase plan

San Antonio, Texas, February 6, 2025 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended December 31, 2024.

“2024 was a transformational year for Victory Capital,” said David Brown, Chairman and Chief Executive Officer. “During 2024, we entered into a strategic relationship with Amundi Asset Management S.A.S ("Amundi”) that will elevate our Company in several ways. Through the acquisition of its U.S. business, the former Pioneer Investments, we will further diversify and deepen our investment capabilities as well as strengthen our U.S. intermediary distribution efforts. Simultaneously, the 15-year exclusive distribution agreement will globalize our Company by substantially broadening and deepening our distribution reach outside of the U.S.

“We remain on track to close the acquisition by the end of the first quarter of 2025, and we are reaffirming our previous guidance of $100 million in expense synergies.

“Our business and financial performance for the fourth quarter and full year produced record results. We achieved the highest adjusted earnings per diluted share with tax benefit, adjusted EBITDA, and adjusted EBITDA margin in the history of our firm for both the quarterly and full-year periods.

“Our Investment Franchises and Solutions platform continued to deliver strong investment performance for our clients. The percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 59%, 73%, and 79% at year end. In addition, 66% of our AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“We continued to return capital to our shareholders during the quarter. In December, the Board authorized a new $200 million share repurchase program expanding on the prior $100 million authorization that was completed during the quarter. The Board also authorized a 7% increase in our quarterly cash dividend to $0.47 per share, which will be paid in March and is the highest quarterly dividend payout in our Company history.

1 Total AUM includes both discretionary and non-discretionary client assets.

2 The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

“As always, we continue to focus on serving our clients, which is our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Assets Under Management[1]
Ending	$171,930	$176,113	$161,322	$171,930	$161,322
Average	175,741	171,876	151,870	169,658	153,455

AUM Long-term Flows[2]
Long-term Gross	$6,615	$5,876	$6,357	$25,255	$22,651
Long-term Net	(1,729)	(2,631)	(1,334)	(7,090)	(5,584)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$178	$244	$188	$912	$853
Money Market / Short-term Net	(140)	(5)	(47)	(287)	(391)

AUM Total Flows
Total Gross	$6,793	$6,120	$6,545	$26,167	$23,504
Total Net	(1,870)	(2,636)	(1,381)	(7,377)	(5,976)

Consolidated Financial Results (GAAP)
Revenue	$232.4	$225.6	$205.8	$893.5	$821.0
AUM revenue realization (in bps)	52.5	52.1	53.6	52.6	53.4
Operating expenses	120.6	105.3	119.5	466.0	492.6
Income from operations	111.7	120.4	86.3	427.5	328.5
Operating margin	48.1%	53.3%	41.9%	47.8%	40.0%
Net income	76.9	82.0	55.2	288.9	213.2
Earnings per diluted share	$1.17	$1.24	$0.82	$4.38	$3.12
Cash flow from operations	91.8	99.8	97.1	340.0	330.3

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$125.5	$121.3	$107.6	$475.6	$418.0
Adjusted EBITDA margin	54.0%	53.7%	52.3%	53.2%	50.9%
Adjusted net income	85.0	78.9	67.4	312.9	269.7
Tax benefit of goodwill and acquired intangible assets	10.1	10.1	9.7	40.2	38.3
Adjusted net income with tax benefit	95.1	89.0	77.0	353.1	307.9
Adjusted net income with tax benefit per diluted share	$1.45	$1.35	$1.15	$5.36	$4.51

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Exhibit 99.1

AUM, Flows and Investment Performance

At December 31, 2024, Victory Capital had total client assets of $176.1 billion, assets under management of $171.9 billion, and other assets of $4.2 billion. Total AUM decreased by $4.2 billion to $171.9 billion at December 31, 2024, compared with $176.1 billion at September 30, 2024. The decrease was due to negative market action of $2.2 billion and net outflows of $1.9 billion. Total gross flows for the fourth quarter were $6.8 billion, including long-term gross flows of $6.6 billion.

As of December 31, 2024, Victory Capital offered 124 investment strategies through its 11 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2024.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
47%	59%	73%	79%

Fourth Quarter 2024 Compared with Third Quarter 2024

Revenue increased 3.0% to $232.4 million in the fourth quarter, compared with $225.6 million in the third quarter, primarily due to higher average AUM over the comparable period. GAAP operating margin contracted 520 basis points in the fourth quarter to 48.1%, down from 53.3% in the third quarter primarily due to a $15.6 million increase in compensation related expenses partially offset by a $2.9 million decrease in acquisition-related costs. Fourth quarter GAAP net income decreased 6.2% to $76.9 million, or $1.17 per diluted share, down from $82.0 million, or $1.24 per diluted share, in the prior quarter.

Adjusted net income with tax benefit increased 6.8% to $95.1 million, or $1.45 per diluted share in the fourth quarter, up from $89.0 million, or $1.35 per diluted share, in the third quarter. Adjusted EBITDA increased 3.5% to $125.5 million in the fourth quarter, versus $121.3 million in the third quarter. Adjusted EBITDA margin expanded 30 basis points in the fourth quarter of 2024 to 54.0% compared with 53.7% in the prior quarter.

Fourth Quarter 2024 Compared with Fourth Quarter 2023

Revenue for the three months ended December 31, 2024, increased 12.9% to $232.4 million, compared with $205.8 million in the same quarter of 2023 as a result of higher average AUM over the comparable period. Operating expenses increased 1.0% to $120.6 million, compared with $119.5 million in last year’s fourth quarter due to the combination of increases in compensation and acquisition related expenses, partially offset by a non-cash difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in general and administrative expenses. GAAP operating margin expanded 620 basis points to 48.1% in the fourth quarter, from 41.9% in the same quarter of 2023. GAAP net income increased 39.4% to $76.9 million, or $1.17 per diluted share, in the fourth quarter compared with $55.2 million, or $0.82 per diluted share, in the same quarter of 2023.

Adjusted net income with tax benefit increased 23.5% to $95.1 million, or $1.45 per diluted share, in the fourth quarter, compared with $77.0 million, or $1.15 per diluted share in the same quarter last year. Adjusted EBITDA increased 16.7% to $125.5 million, compared with $107.6 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin expanded 170 basis points to 54.0% in the fourth quarter of 2024, compared with 52.3% in the same quarter last year.

Year Ended December 31, 2024 Compared with Year Ended December 31, 2023

Revenue for the year ended December 31, 2024, increased 8.8% to $893.5 million, compared with $821.0 million in the same period of 2023. The increase was primarily due to higher average AUM.

Operating expenses decreased 5.4% to $466.0 million for the year ended December 31, 2024, compared with $492.6 million in the same period in 2023 due to the combination of a non-cash $20.5 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decreases in compensation related expenses, distribution and other asset based expenses, and depreciation and amortization expense, partially offset by an increase in acquisition-related costs. GAAP operating margin was 47.8% for the year ended December 31, 2024, a 780 basis point increase from the 40.0% recorded in the same period in 2023. GAAP net income increased 35.5% to $288.9 million, or $4.38 per diluted share, in 2024 compared with $213.2 million, or $3.12 per diluted share, in 2023.

Adjusted net income with tax benefit increased 14.7% to $353.1 million for the year ended December 31, 2024, up from $307.9 million in 2023. On a per-share basis, adjusted net income with tax benefit increased 18.8% to $5.36 per diluted share for the year ended December 31, 2024 compared to $4.51 per diluted share in 2023. For the year ended December 31, 2024, adjusted EBITDA increased 13.8% to $475.6 million, compared with $418.0 million for the same period in 2023. Year-over-year, adjusted EBITDA margin expanded 230 basis points to 53.2% for the year ended December 31, 2024, compared with 50.9% in the previous year.

Balance Sheet / Capital Management

The total debt outstanding as of December 31, 2024 was approximately $972 million and consisted of an existing term loan balance of $625 million and the 2021 Incremental Term Loans balance of $347 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.47 per share. The dividend is payable on March 10, 2025, to shareholders of record on February 18, 2025.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 7, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $171.9 billion, and $176.1 billion in total client assets, as of December 31, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This earnings release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: continued geopolitical uncertainty including the conflicts in Ukraine and Israel, risks that the conditions to closing the transaction with Amundi US will be satisfied and the transaction will close on the anticipated timeline, if at all; risks associated with expected benefits, or impact on our business, of the proposed transaction, including our ability to achieve any expected synergies; reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenue
Investment management fees	$183,826	$177,809	$160,677	$704,583	$640,876
Fund administration and distribution fees	48,545	47,819	45,117	188,894	180,152
Total revenue	232,371	225,628	205,794	893,477	821,028

Expenses
Personnel compensation and benefits	58,857	43,243	53,949	217,214	220,992
Distribution and other asset-based expenses	36,924	36,828	36,438	146,489	149,596
General and administrative	14,268	14,029	16,702	56,694	56,287
Depreciation and amortization	7,514	7,510	7,984	30,176	41,647
Change in value of consideration payable for acquisition of business	294	(1,600)	4,000	2,694	23,236
Acquisition-related costs	2,135	5,075	83	11,285	217
Restructuring and integration costs	634	180	320	1,411	595
Total operating expenses	120,626	105,265	119,476	465,963	492,570

Income from operations	111,745	120,363	86,318	427,514	328,458
Operating margin	48.1%	53.3%	41.9%	47.8%	40.0%

Other income (expense)
Interest income and other income (expense)	1,768	3,551	3,765	10,441	8,732
Interest expense and other financing costs	(14,657)	(16,414)	(16,561)	(63,836)	(61,282)
Gain (loss) on debt extinguishment	(263)	—	—	(363)	—
Total other expense, net	(13,152)	(12,863)	(12,796)	(53,758)	(52,550)

Income before income taxes	98,593	107,500	73,522	373,756	275,908

Income tax expense	(21,654)	(25,517)	(18,316)	(84,892)	(62,751)

Net income	$76,939	$81,983	$55,206	$288,864	$213,157

Earnings per share of common stock
Basic	$1.19	$1.26	$0.85	$4.47	$3.22
Diluted	1.17	1.24	0.82	4.38	3.12

Weighted average number of shares outstanding
Basic	64,428	64,875	65,309	64,607	66,202
Diluted	65,519	66,057	66,935	65,928	68,214

Dividends declared per share	$0.44	$0.41	$0.32	$1.555	$1.28

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income (GAAP)	$76,939	$81,983	$55,206	$288,864	$213,157
Income tax expense	(21,654)	(25,517)	(18,316)	(84,892)	(62,751)
Income before income taxes	$98,593	$107,500	$73,522	$373,756	$275,908
Interest expense	13,971	15,649	15,532	60,799	57,820
Depreciation	2,228	2,210	2,273	8,959	8,842
Other business taxes	376	366	305	1,525	1,707
Amortization of acquisition-related intangible assets	5,286	5,300	5,711	21,217	32,805
Stock-based compensation	1,007	972	1,503	4,246	6,496
Acquisition, restructuring and exit costs	3,063	(11,513)	5,586	1,735	28,982
Debt issuance costs	981	775	3,128	3,385	5,394
Adjusted EBITDA	$125,505	$121,259	$107,560	$475,622	$417,954
Adjusted EBITDA margin	54.0%	53.7%	52.3%	53.2%	50.9%

Net income (GAAP)	$76,939	$81,983	$55,206	$288,864	$213,157
Adjustment to reflect the operating performance of the Company
Other business taxes	376	366	305	1,525	1,707
Amortization of acquisition-related intangible assets	5,286	5,300	5,711	21,217	32,805
Stock-based compensation	1,007	972	1,503	4,246	6,496
Acquisition, restructuring and exit costs	3,063	(11,513)	5,586	1,735	28,982
Debt issuance costs	981	775	3,128	3,385	5,394
Tax effect of above adjustments	(2,679)	1,025	(4,061)	(8,028)	(18,847)
Adjusted net income	$84,973	$78,908	$67,378	$312,944	$269,694
Adjusted net income per diluted share	$1.30	$1.19	$1.01	$4.75	$3.95

Tax benefit of goodwill and acquired intangible assets	$10,141	$10,141	$9,655	$40,171	$38,252
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.15	$0.15	$0.14	$0.61	$0.56

Adjusted net income with tax benefit	$95,114	$89,049	$77,033	$353,115	$307,946
Adjusted net income with tax benefit per diluted share	$1.45	$1.35	$1.15	$5.36	$4.51

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands, except for shares)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$126,731	$123,547
Investment management fees receivable	83,307	71,888
Fund administration and distribution fees receivable	16,014	14,238
Other receivables	1,346	1,444
Prepaid expenses	8,634	5,785
Investments in proprietary funds, at fair value	605	534
Deferred compensation plan investments, at fair value	34,608	31,274
Property and equipment, net	11,874	19,578
Goodwill	981,805	981,805
Other intangible assets, net	1,260,614	1,281,832
Other assets	22,053	10,691
Total assets	$2,547,591	$2,542,616

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$57,951	$56,477
Accrued compensation and benefits	51,648	55,456
Consideration payable for acquisition of business	139,894	217,200
Deferred compensation plan liability	34,608	31,274
Deferred tax liability, net	157,120	128,714
Other liabilities	20,871	11,225
Long-term debt, net[1]	963,862	989,269
Total liabilities	1,425,954	1,489,615

Stockholders' equity
Common stock; $0.01 par value per share: 2024 - 600,000,000 shares authorized, 83,947,949 shares issued and 63,653,212 shares outstanding; 2023 - 600,000,000 shares authorized, 82,404,305 shares issued and 64,254,714 shares outstanding	839	824
Additional paid-in capital	752,371	728,283
Treasury stock, at cost: 2024 - 20,294,737 shares; 2023 - 18,149,591 shares	(574,856)	(444,286)
Accumulated other comprehensive income	18,683	31,328
Retained earnings	924,600	736,852
Total stockholders' equity	1,121,637	1,053,001
Total liabilities and stockholders' equity	$2,547,591	$2,542,616

1 Balances at December 31, 2024 and 2023 are shown net of unamortized loan discount and debt issuance costs in the amount of $8.3 million and $12.4 million, respectively. The gross amount of the debt outstanding was $972.2 million and $1,001.7 million as of December 31, 2024 and 2023, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Beginning AUM	$176,113	$168,681	$148,879
Beginning other assets[1]	4,981	5,094	4,627
Beginning total client assets	181,094	173,775	153,506

AUM net cash flows	(1,870)	(2,636)	(1,381)
Other assets net cash flows	(675)	(446)	200
Total client assets net cash flows	(2,545)	(3,082)	(1,181)

AUM market appreciation (depreciation)	(2,237)	10,076	13,853
Other assets market appreciation (depreciation)	(141)	333	462
Total client assets market appreciation (depreciation)	(2,378)	10,409	14,315

AUM realizations and distributions	—	(2)	(27)
Acquired & divested assets / Net transfers	(76)	(7)	(2)

Ending AUM	171,930	176,113	161,322
Ending other assets	4,165	4,981	5,289
Ending total client assets	176,096	181,094	166,611
Average total client assets[2]	180,104	176,806	156,734

	For the Year Ended
	December 31,	December 31,
	2024	2023
Beginning AUM	$161,322	$147,762
Beginning other assets[1]	5,289	5,190
Beginning total client assets	166,611	152,952

AUM net cash flows	(7,377)	(5,976)
Other assets net cash flows	(1,627)	(591)
Total client assets net cash flows	(9,004)	(6,567)

AUM market appreciation (depreciation)	18,100	21,188
Other assets market appreciation (depreciation)	504	690
Total client assets market appreciation (depreciation)	18,604	21,878

AUM realizations and distributions	(2)	(100)
Acquired & divested assets / Net transfers	(113)	(1,552)

Ending AUM	171,930	161,322
Ending other assets	4,165	5,289
Ending total client assets	176,096	166,611
Average total client assets[3]	174,542	158,268

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending December 31, 2024, September 30, 2024 and December 31, 2023 total client assets revenue realization was 51.3 basis points, 50.8 basis points and 52.1 basis points, respectively.

3For the year ended December 31, 2024 and 2023 total client assets revenue realization was 51.2 basis points and 51.9 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Beginning assets under management	$176,113	$168,681	$148,879
Gross client cash inflows	6,793	6,120	6,545
Gross client cash outflows	(8,663)	(8,756)	(7,926)
Net client cash flows	(1,870)	(2,636)	(1,381)
Market appreciation (depreciation)	(2,237)	10,076	13,853
Realizations and distributions	—	(2)	(27)
Acquired & divested assets / Net Transfers	(76)	(7)	(2)
Ending assets under management	171,930	176,113	161,322
Average assets under management	175,741	171,876	151,870

	For the Year Ended
	December 31,	December 31,
	2024	2023
Beginning assets under management	$161,322	$147,762
Gross client cash inflows	26,167	23,504
Gross client cash outflows	(33,545)	(29,480)
Net client cash flows	(7,377)	(5,976)
Market appreciation (depreciation)	18,100	21,188
Realizations and distributions	(2)	(100)
Acquired assets / Net transfers	(113)	(1,552)
Ending assets under management	171,930	161,322
Average assets under management	169,658	153,455

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	December 31,	September 30,	December 31,
	2024	2024	2023
Beginning other assets (institutional)	$4,981	$5,094	$4,627
Gross client cash inflows	—	—	200
Gross client cash outflows	(675)	(446)	—
Net client cash flows	(675)	(446)	200
Market appreciation (depreciation)	(141)	333	462
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	4,165	4,981	5,289
Average other assets (institutional)[2]	4,363	4,930	4,864

	For the Year Ended
	December 31,	December 31,
	2024	2023
Beginning other assets (institutional)	$5,289	$5,190
Gross client cash inflows	467	600
Gross client cash outflows	(2,094)	(1,191)
Net client cash flows	(1,627)	(591)
Market appreciation (depreciation)	504	690
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	4,165	5,289
Average other assets (institutional)[3]	4,883	4,813

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending December 31, 2024, September 30, 2024 and December 31, 2023 total other assets (institutional) revenue realization was 3.2 basis points, 3.4 basis points and 3.6 basis points, respectively.

3For the year ended December 31, 2024 and 2023 total other assets (institutional) revenue realization was 3.4 basis points and 3.6 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
December 31, 2024
Beginning assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113
Gross client cash inflows	1,163	393	987	75	1,535	2,291	170	6,615	178	6,793
Gross client cash outflows	(1,881)	(1,215)	(1,391)	(413)	(1,023)	(2,037)	(384)	(8,344)	(319)	(8,663)
Net client cash flows	(718)	(822)	(404)	(338)	513	254	(214)	(1,729)	(140)	(1,870)
Market appreciation (depreciation)	(1,008)	21	(342)	279	(1,143)	(100)	13	(2,279)	43	(2,237)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(24)	(6)	66	(32)	(26)	(105)	3	(125)	48	(76)
Ending assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930

September 30, 2024
Beginning assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681
Gross client cash inflows	975	584	1,344	73	578	2,143	179	5,876	244	6,120
Gross client cash outflows	(2,300)	(1,278)	(1,640)	(486)	(485)	(1,877)	(443)	(8,508)	(249)	(8,756)
Net client cash flows	(1,325)	(694)	(296)	(413)	94	265	(263)	(2,631)	(5)	(2,636)
Market appreciation (depreciation)	2,649	1,105	973	690	1,212	3,368	51	10,049	27	10,076
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(5)	(2)	6	(21)	(13)	(25)	3	(58)	51	(7)
Ending assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113

December 31, 2023
Beginning assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$49,371	$3,222	$145,671	$3,208	$148,879
Gross client cash inflows	1,008	555	1,072	62	1,251	1,910	498	6,357	188	6,545
Gross client cash outflows	(1,548)	(938)	(1,890)	(329)	(657)	(1,977)	(352)	(7,691)	(234)	(7,926)
Net client cash flows	(541)	(383)	(818)	(267)	595	(67)	146	(1,334)	(47)	(1,381)
Market appreciation (depreciation)	2,917	1,698	1,392	1,320	1,387	5,012	91	13,816	38	13,853
Realizations and distributions	—	—	—	—	—	—	(27)	(27)	—	(27)
Acquired assets / Net transfers	(8)	(6)	(8)	(15)	(16)	(20)	(1)	(74)	72	(3)
Ending assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
December 31, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	4,516	2,043	4,912	284	3,762	8,634	1,105	25,255	912	26,167
Gross client cash outflows	(7,685)	(4,195)	(5,905)	(1,540)	(2,893)	(8,509)	(1,618)	(32,345)	(1,200)	(33,545)
Net client cash flows	(3,169)	(2,152)	(993)	(1,256)	869	125	(513)	(7,090)	(287)	(7,377)
Market appreciation (depreciation)	3,189	1,035	924	2,873	1,570	8,290	47	17,929	172	18,100
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(40)	(58)	116	(104)	(115)	(118)	17	(301)	188	(113)
Ending assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930

December 31, 2023[1]
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$46,317	$3,663	$144,460	$3,302	$147,762
Gross client cash inflows	5,090	2,741	4,024	284	2,581	6,337	1,593	22,651	853	23,504
Gross client cash outflows	(5,536)	(3,859)	(6,129)	(1,286)	(2,304)	(7,119)	(2,002)	(28,235)	(1,245)	(29,480)
Net client cash flows	(446)	(1,117)	(2,105)	(1,002)	276	(781)	(409)	(5,584)	(391)	(5,976)
Market appreciation (depreciation)	3,153	1,978	1,595	2,809	2,431	8,804	270	21,039	149	21,188
Realizations and distributions	—	—	—	—	—	—	(100)	(100)	—	(100)
Acquired assets / Net transfers	5	(4)	(1,487)	(145)	(96)	(43)	7	(1,763)	211	(1,552)
Ending assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
December 31, 2024
Beginning assets under management	$117,044	$6,694	$52,375	$176,113
Gross client cash inflows	3,545	1,167	2,082	6,793
Gross client cash outflows	(5,865)	(130)	(2,667)	(8,663)
Net client cash flows	(2,320)	1,036	(586)	(1,870)
Market appreciation (depreciation)	(1,063)	(146)	(1,028)	(2,237)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(15)	(76)	15	(76)
Ending assets under management	$113,645	$7,508	$50,777	$171,930

September 30, 2024
Beginning assets under management	$112,584	$5,440	$50,657	$168,681
Gross client cash inflows	3,553	992	1,575	6,120
Gross client cash outflows	(5,526)	(158)	(3,073)	(8,756)
Net client cash flows	(1,973)	834	(1,498)	(2,636)
Market appreciation (depreciation)	6,443	426	3,208	10,076
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(10)	(7)	10	(7)
Ending assets under management	$117,044	$6,694	$52,375	$176,113

December 31, 2023
Beginning assets under management	$101,138	$4,710	$43,031	$148,879
Gross client cash inflows	4,126	343	2,076	6,545
Gross client cash outflows	(5,887)	(356)	(1,682)	(7,926)
Net client cash flows	(1,761)	(13)	394	(1,381)
Market appreciation (depreciation)	9,466	273	4,115	13,853
Realizations and distributions	—	—	(27)	(27)
Acquired assets / Net transfers	(41)	—	39	(3)
Ending assets under management	$108,802	$4,970	$47,551	$161,322

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	14,954	3,089	8,124	26,167
Gross client cash outflows	(22,408)	(915)	(10,222)	(33,545)
Net client cash flows	(7,454)	2,174	(2,097)	(7,377)
Market appreciation (depreciation)	12,561	404	5,136	18,100
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(263)	(40)	189	(113)
Ending assets under management	$113,645	$7,508	$50,777	$171,930

December 31, 2023
Beginning assets under management	$99,447	$5,627	$42,688	$147,762
Gross client cash inflows	15,594	969	6,942	23,504
Gross client cash outflows	(21,276)	(1,567)	(6,637)	(29,480)
Net client cash flows	(5,682)	(599)	305	(5,976)
Market appreciation (depreciation)	15,114	(56)	6,130	21,188
Realizations and distributions	—	—	(100)	(100)
Acquired assets / Net transfers[4]	(77)	(3)	(1,471)	(1,552)
Ending assets under management	$108,802	$4,970	$47,551	$161,322

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.